SUBSCRIPTION AGREEMENT
Torvec, Inc., a New York corporation

Torvec, Inc.,
1999 Mt. Read Blvd. Building 3,
Rochester, New York 14615

Gentlemen:

This Subscription Agreement (the “Agreement”) is made by and between Torvec, Inc., a New York corporation (the “Company”), and the undersigned, a director or executive officer of the Company (the “Subscriber”) in connection with the private placement of up to 687,500 Investment Units, for an aggregate of $275,000 to three directors and one executive officer of the Company (the “Purchasing Directors Financing”). Each Investment Unit consists of one (1) share of the Company’s Series C Voting Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) initially convertible into an equivalent number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), and a warrant to purchase one-tenth (1/10th) of a share of Common Stock (the “Warrant”, and together with the Series C Preferred Stock, and the Common Stock issuable upon exercise of the Warrant or conversion of the shares of Series C Preferred Stock, each a “Company Security” and collectively, the “Company Securities”). The Purchasing Directors Financing is part of a transaction whereby the Company is obtaining financing concurrently herewith, of approximately $6.23 million through the sale of 15,562,500 Investment Units to lead investor, B. Thomas Golisano, and other accredited investors(the “Golisano Financing”), for an aggregate of $6.5 million with the Investment Units to be purchased in the Purchasing Directors Transaction (collectively, the “Financing”).The offer and sale of the Investment Units in the Financing are being made in reliance upon the provisions of Rule 506 of Regulation D, under the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of any agreement by the Company to accept the Subscriber’s subscription upon the terms and conditions set forth herein, the Subscriber agrees and represents as follows:

1. Subscription.

(a) The Subscriber hereby irrevocably subscribes to purchase from the Company at a purchase price of $0.40 per Investment Unit, that number of Investment Units as shall have been subscribed for by the Subscriber as set forth on the signature page of this Agreement.

(b) Simultaneously with the execution of this Agreement, the Subscriber is paying and delivering to the Company a check made payable to “Torvec, Inc.,” in the amount of the aggregate purchase price due for the purchase of the Investment Units subscribed. Subscriber further understands the payments made hereunder may be used by the Company as working capital or for other purposes that the Company may determine in its sole discretion.

2. Effectiveness. Subscriber agrees that this Agreement shall not be binding on the Company unless and until it is accepted by the Company. Until accepted, this Agreement constitutes an irrevocable offer to the Company. Subscriber also understands and agrees that the Company may refuse to accept this Agreement for any reason and this Agreement shall not be accepted until the funds paid by Subscriber herewith clear and are credited to the account of the Company.

3. Investment Representations.

Subscriber hereby makes the representations and warranties set forth below with the express intention that they be relied upon by the Company in determining the suitability of the Subscriber to purchase Investment Units:

(a) Subscriber is aware that the Investment Units and the underlying Company Securities is a speculative investment involving a high degree of risk and the potential loss of his/her entire investment. Subscriber acknowledges that there is no minimum aggregate number of Investment Units that must be purchased pursuant to this Agreement. There is no arrangement to place funds in an escrow, trust, or similar account and all subscription deposits will be paid directly to the Company.

(b) Subscriber can bear the economic risk of this investment and can afford a complete loss of this investment; and Subscriber (A) has sufficient liquid assets to pay the full purchase price for the shares of the Investment Units; (B) has adequate means of providing for Subscriber’s current needs and possible personal contingencies, and has no present need for liquidity of Subscriber’s investment in the Investment Units; (C) does not have a commitment to investments which are not readily marketable or transferable which is disproportionate to Subscriber’s net worth; and (D) Subscriber’s investment in the Investment Units will not cause such commitment to become excessive.

(c) Subscriber has sought and received such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(d) Subscriber has had the opportunity to review publicly available materials filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, including, but not limited to, the Risk Factors related to the Company’s business and an investment in its Common Stock. The Company has made available to Subscriber, a reasonable time prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Company and its representatives, concerning the terms and conditions of the Financing, including the Golisano Financing, and access to any information, documents, financial statements, records and books (i) relative to the Company, the business, the Financing, including the Golisano Financing, and an investment in the Company, and (ii) necessary to verify the accuracy of any information furnished to Subscriber.

(e) Subscriber understands that the Investment Units and the underlying Company Securities have not been registered under the Securities Act or pursuant to the provisions of the securities or other laws of any applicable jurisdictions, in reliance upon certain exemptions contained in the Securities Act and Regulation D promulgated thereunder and in the laws of such jurisdictions. Subscriber is fully aware that Subscriber’s purchase of the Investment Units, is to be accepted by the Company in reliance upon such exemptions based upon Subscriber’s representations, warranties and agreements contained herein. The Subscriber further understands and agrees that the Company will not honor any attempt by the Subscriber to sell, pledge, transfer or otherwise dispose of any of the Investment Units or the underlying Company Securities in the absence of an effective registration statement for such shares of the Company Securities, or an opinion of counsel satisfactory to the Company that an exemption from any applicable registration requirements is available. The Subscriber further understands that the Company is under no obligation to register the Investment Units and the underlying Company Securities or make an exemption from registration available and that the Company has not represented that it will make any attempt to so register the Investment Units and the underlying Company Securities to make such an exemption thereto available. Subscriber is fully aware of the restrictions on sale, transferability, and assignment of the Company’s securities for an indefinite period of time.

(f) Subscriber knows of no public solicitation or advertisement of any offer in connection with the proposed issuance and sale of the securities hereunder. Subscriber is not purchasing the Investment Units as a result of any advertisement, article, notice or other communication regarding the Company or the Investment Units published in any newspaper, magazine or similar media or broadcast over television or radio or the Internet or presented at any seminar or through any other general solicitation or general advertisement and acknowledges that the Subscriber had a preexisting business or personal relationship with an officer or director of the Company.

(g) Subscriber understands that the Investment Units are being offered only to accredited investors. Subscriber has delivered herewith a Representation of Accredited Investor (attached as Exhibit A hereto) and the Subscriber represents that the information contained in such Representation is true and accurate as of the date hereof. The Subscriber agrees to advise the Company if any of the information contained in the Representation materially changes prior to acceptance of this subscription.

(h) The Subscriber has delivered herewith a Form W-9 — Request for Taxpayer Identification Number and Certification (attached as Exhibit B hereto), and the Subscriber represents that the information contained in such Form W-9 is true and accurate as of the date hereof. The Subscriber agrees to supplement the information in such Form W-9 as may be necessary to ensure that the information contained in such Form W-9 remains correct in all material respects.

(i) Subscriber’s execution and delivery of this Agreement has been duly authorized by all necessary action. Subscriber agrees not to transfer or assign this Agreement or any of Subscriber’s interest herein. Subscriber is acquiring the Investment Units for Subscriber’s own account and not as a fiduciary or nominee for any other person and for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Subscriber has no present plans to enter into any such contract, undertaking, agreement, or arrangement. Subscriber understands the meaning and legal consequences of the foregoing representations and warranties. Subscriber is not an “underwriter” of any of the Company’s securities, as that term is defined in Section 2(11) of the Securities Act, and Subscriber will not take or cause to be taken any action that would cause Subscriber to be deemed an “underwriter” of the securities.

(j) Subscriber has the full power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms.

(k) Subscriber is a resident of the State or other jurisdiction set forth on the Signature Page of this Agreement and has reviewed any legend applicable to such state or jurisdiction in Paragraph 4 hereof.

(l) Subscriber acknowledges that, except as expressly set forth in this Agreement, neither the Company, nor any other Person acting on the Company’s behalf has made any other representations and warranties of any kind or nature whatsoever to the Subscriber in connection with the sale of the Investment Units hereunder, including without limitation, any representation or warranty regarding the Company, its business, financial statements, results of operations, financial condition or future prospects.

(m) The foregoing representations and warranties are true and correct as of the date of Subscriber’s purchase of the Investment Units subscribed for herein, and each such representation and warranty shall survive such purchase. Subscriber agrees to notify the Company immediately as soon as any such representation or warranty is no longer true and correct.

4. Legends. Each certificate representing shares of the Series C Voting Convertible Preferred Stock and the Common Stock issuable upon the conversion thereof, which may be issued by the Company hereunder shall bear the following legend:

“NO SALE, OFFER TO SELL, OR TRANSFER OF THE SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, OR THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF, SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

The Subscriber agrees that a legend shall be placed on the Warrant in the form presented to Subscriber, and a similar legend shall be placed on the Common Stock issuable upon the exercise thereof.

5. Indemnification. Subscriber hereby agrees to indemnify and hold harmless the Company and its affiliated persons and entities (other than Subscriber) from any and all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which it may incur by reason of Subscriber’s failure to fulfill any of the terms and conditions of this purchase or by reason of any misrepresentation or breach of any of the warranties contained herein. In this regard, Subscriber agrees to hold the Company and its controlling persons harmless from all expenses, liabilities, and damages deriving from an assignment or disposition of any shares of our Company Securities subscribed for and/or purchased hereby in a manner which violates the Securities Act, or of any applicable state securities law or which may be suffered by the indemnified person by reason of any misrepresentation or breach of any warranty or agreement by Subscriber set forth herein.

6 Securities Laws. Subscriber understands that this Financing has not been reviewed by the U.S. Securities and Exchange Commission or the securities commissioner or Attorney General of any state due to the exempted nature of this Financing. Subscriber understands that any Financing literature used in conjunction with this Financing has not been reviewed by the U.S. Securities and Exchange Commission or the Attorney General or securities commissioner of any state and therefore has not been approved by the U.S. Securities and Exchange Commission or any state securities commissioner.

7 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt by the other party or, if earlier, (a) five (5) days after deposit with the United States Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the parties at the following addresses and/or facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

(a) If to the Company, to the address first set forth in the beginning of this Agreement;

(b) If to Subscriber, to the address set forth on the signature page of this Agreement for Subscriber.

8. Governing Law. This Agreement shall be governed in all respects, including, without limitation, validity, interpretation and effect, by the internal laws of the State of New York as applied to contracts entered into and entirely performed within such state.

9. Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

10. Entire Agreement. This Agreement, and the exhibits attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, are intended to be limited to the expressly provided provisions hereof, and supersede any prior agreements, representations or understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, including, but not limited to, any prior Subscription Agreement which may have been executed in favor of the Company by the Subscriber.

11. Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

13. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE

The undersigned hereby subscribes for the number of Investment Units as indicated below.

Number of Investment Units subscribed:

       Investment Units X $0.40 per Investment Unit = $     .00 payment.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this        day of September, 2011.

Signature:
Name (Print):
Address:

SSN or EIN:

Title of Authorized Signatory if Subscriber is a corporation, partnership or other entity

Subscription for        shares of Investment Units accepted this        day of September, 2011.

Torvec, Inc.,

By:
Name:
Title:

EXHIBIT A

REPRESENTATION OF ACCREDITED INVESTOR

In connection with the proposed offering by Torvec, Inc., a New York corporation (the “Company”), of investment units (the “Investment Units”), each consisting of one (1) share of the Company’s Series C Voting Convertible Preferred Stock, par value $0.01 per share, initially convertible into an equivalent number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), and a warrant to purchase one-tenth (1/10th) of a share of the Common Stock, at a purchase price of $0.40 per Investment Unit in a transaction intended to qualify as a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, I, the undersigned, furnish the following representations and information:

REPRESENTATIONS

1. I have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Investment Units. I am offering as evidence of my knowledge and experience in these matters the information indicated below.

2. I am an Accredited Investor (as that term is defined in Attachment 1 hereto), as evidenced by my satisfying at least one of the following standards (initial the one that applies):

(a) I am an individual and had Income in excess of $200,000 in the two most recent years or joint Income with my spouse in excess of $300,000 in the two most recent years and reasonably expect to have Income in excess of this level in the current year. For purposes of this Representation, “Income” shall mean salary and bonus income, taxable income (gross receipts less cost of goods or services and expenses) in the case of sale of proprietorships, distributable income from trusts and partnerships, interest and dividend income (excluding unrealized gains) and vested contributions made on behalf of an individual; or

(b) I am an individual and my net worth (i.e., excess of total assets over total liabilities), either individually or together with my spouse, is at least $1,000,000, excluding the value of my primary residence; or

(c) I am a corporation or partnership, not formed for the purpose of acquiring the shares, with total assets in excess of $5,000,000; or

(d) I am an entity in which all of the equity owners meet the standards set forth in any of the immediately preceding subparagraphs. (If this standard is initialed, then each such equity owner must complete and return a copy of this Representation); or

(e)	I am an executive officer or director of the Company; or
(e)	Other (specify by reference to Attachment 1):

3. I am acquiring the Investment Units for my own account as principal for my investment and not with a view toward resale or distribution.

4. My present financial position, including my other security holdings, and my financial needs are such that:

(a) my investment in the Investment Units is suitable for me, and I am able to bear the economic risk of losing all funds invested; and

(b) I am able to bear the economic burden of having all such funds tied up in an essentially illiquid investment for an extended period of time.

5. All questions that I have had concerning the investment have been answered to my complete satisfaction.

6. All documents, books and records of the Company relative to this investment have been made available for my inspection.

7. I further acknowledge that the representations and information contained herein support the reasonable belief of Torvec, Inc., that I qualify within one of the above categories of Accredited Investors.

IN WITNESS WHEREOF, I have executed this Representation of Accredited Investor this        day of September, 2011 and declare that it is truthful and correct.

Signature of Prospective Purchaser	Signature of Prospective Co-Purchaser
PRINT Purchaser Name	PRINT Co-Purchaser Name
Title, if applicable	Title, if applicable

(Check one)

       Individually

       Joint tenants with right of survivorship

       Tenants in common

       Partnership

       As custodian, Trustee or agent for

       Company

ATTACHMENT 1
Definition of Accredited Investor

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $ 5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $ 5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 excluding the value of the primary residence of such natural person;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 17 C.F.R. § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

EXHIBIT B

FORM W-9